SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) October 17, 2002

                         Biokeys Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                          (State or other jurisdiction
                               of incorporation)


            000-33219                                       84-1318182
      Commission File Number                             (I.R.S. Employer
                                                      Identification Number)





                         9948 Hibert Street, Suite 100
                          San Diego, California 92131

        ----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 271-9671


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Item 5.  Other Events

     On October 17, 2002, the Registrant issued a press release announcing that if had consummated the sale of a total of 61,300 shares of its Series C Convertible Preferred Stock to 17 investors. The Registrant received aggregate gross proceeds of $393,000 in cash and cancellation of $220,000 of outstanding debt for the sale of such shares. The shares of Series C Convertible Preferred Stock are convertible at any time after March 1, 2003 by the holders thereof into shares of Common Stock of the Registrant at the initial conversion rate of 200 shares of Common Stock per share of Series C Convertible Preferred Stock. All outstanding shares of Series C Convertible Preferred Stock will automatically convert into shares of Common Stock on June 30, 2003 at the then-current conversion rate.

     In connection with the Series C financing, the Registrant and five of the purchasers of Series C Convertible Preferred Stock executed amendments to warrants to purchase a total of 375,000 shares of Common Stock held by such purchasers. Pursuant to the amendments, the per share exercise price of each warrant was reduced to $0.50. Prior to the execution of the amendments, each of these warrants had a per share exercise price of $4.00 through December 31, 2002, and thereafter a per share exercise price equal to the higher of $2.50 or the average closing price of the Common Stock during the 20 trading days prior to December 31, 2002, not to exceed $4.00.

     The Registrant also announced that, in connection with the purchase and sale of the Registrant's Series C Convertible Preferred Stock, M. Ross Johnson, Ph.D., Nicholas Jon Virca and Evan M. Levine joined the Registrant's Board of Directors and that Dr. Johnson will serve as Chairman of the Board of Directors. The Registrant announced that Mr. Virca was appointed Chief Executive Officer of the Registrant, and Mr. Levine was appointed Interim Chief Operating Officer of the Registrant. Dr. Johnson, Mr. Levine, and Louis R. Reif have been named to both the Compensation Committee and Audit Committee of the Board of Directors of the Registrant. Robert Whitworth has resigned from the Registrant's Board of Directors effective October 7, 2002.

Item 7. Financial Statements and Exhibits

     (c) Exhibits:

         99.1. Press Release of the Registrant dated October 17, 2002.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BIOKEYS PHARMACEUTICALS, INC.


                                       BY:  /s/ Nicholas J. Virca
                                            ----------------------------------
                                            NAME:  Nicholas J. Virca
                                            TITLE:    Chief Executive Officer

                                            October 18, 2002